Exhibit 3.2.2
AMENDED AND RESTATED BYLAWS
OF
THE ADVISORY BOARD COMPANY
(a Delaware corporation)
Effective August 8, 2016
ARTICLE I

OFFICES
The Corporation may have offices within and without the State of Delaware as the Board of Directors may from time to time determine.
ARTICLE II

STOCKHOLDERS
1.    Stock Certificates; Uncertificated Shares.
(a)    The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of capital stock of the Corporation shall be uncertificated shares. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
(b)    Restrictions; Legends and Notice. Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates, if any, representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Delaware General Corporation Law. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the Delaware General Corporation Law.
(c)    Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

2.    Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share.
3.    Stock Transfers; Registered Stockholders. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates representing such shares of stock properly endorsed and the payment of all taxes due thereon. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
4.    Record Date for Stockholders.
(a)    Notice and Voting. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)    Calling Special Meetings. Any stockholder of record seeking to have the stockholders call a special meeting of stockholders shall deliver to the Secretary of the Corporation a notice and request to fix a record date for purposes of determining stockholders entitled to request such meeting in writing, and the Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date, which record date shall be fixed in accordance with these Bylaws and the Delaware General Corporation Law; provided that, if no record date is set by the Board within ten days of the date on which such notice and request is delivered to the Secretary, the record date for determining stockholders entitled to request such special meeting shall be deemed to be the first date on which such notice and request to fix a record date for purposes of determining stockholders entitled to request such meeting was delivered to the Secretary of the Corporation.
(c)    Dividends and Other Rights. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.    Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Delaware General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, except as any provision of law may otherwise require.
6.    Stockholder Meetings.
(a)    Place of Meetings. Meetings of the stockholders shall be held at such place, if any, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
(b)    Annual Meetings. If required by law, an annual meeting of stockholders for the election of directors and the transaction of any other proper business as may come before the meeting shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Except as otherwise provided by law, notice of the annual meeting, stating the place, if any, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
(c)    Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, shall be called by the Secretary (i) at the direction of either (x) the Chairman of the Board of Directors or (y) a majority of directors of the Board of Directors by a resolution of the Board of Directors, or (ii) at the request of the holder or holders of at least forty percent of the capital stock of the Corporation issued and outstanding as of the record date determined in accordance with Section 4(b) of this Article II (the “Requisite Percent”) who are entitled to vote on any matter for which the special meeting is being called and who deliver to the Secretary a Special Meeting Request (as defined below) satisfying the requirements of Section 7(a) of this Article II.
(d)    Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof; and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

(e)    Nominations and Stockholder Business.
(i)    To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be either (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (y) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (z) otherwise brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record on the record date determined in accordance with Section 4(a) of this Article II, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 6(e).
(ii)    For nominations or other business to be properly brought before an annual meeting by a stockholder under this Section 6(e), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any proposed business must be a proper subject for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such date, then notice by the stockholder to be timely must be delivered not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to the annual meeting or the tenth day following the day on which the date of the meeting is publicly announced. Such stockholder’s notice must set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director; (y) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (II) the class and the number of shares of stock of the Corporation which are owned (beneficially or of record) by such stockholder and such beneficial owner, (III) a description of all arrangements or understandings between such stockholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder and of such beneficial owner in such business, and (IV) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
(iii)    Notwithstanding anything in this Section 6(e) to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least ninety days prior to the date of the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section 6(e) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
(iv)    Only such business may be conducted at a special meeting of stockholders as has been brought before the meeting pursuant to the Corporation’s notice of meeting. Business proposals and nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board of Directors or (y) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice required by this Section 6(e) (or, in the case of a holder or holders at whose direction the special meeting is called, at the time of giving the notice required by Section 7(a) of this Article II) in accordance with this Section 6(e) or Section 7(a), as applicable, who is entitled to vote at the meeting and who gives timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice delivered pursuant to this Section 6(e)(iv) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. With respect to any notice of nomination submitted by a stockholder, such stockholder’s notice must set forth the information described in clauses (x) and (z) of the third sentence of Section 6(e)(ii) of this Article II and, with respect to notice of any business proposal submitted by a stockholder, such stockholder’s notice must set forth the information described in clauses (y) and (z) of the third sentence of Section 6(e)(ii) of this Article II.
(v)    Only those persons who are nominated in accordance with the procedures set forth in this Section 6(e) or Section 7 of this Article II will be eligible for election as directors at any meeting of stockholders. Only business brought before the meeting in accordance with the procedures set forth in this Section 6(e) or Section 7 of this Article II, as applicable, may be conducted at a meeting of stockholders.
(vi)     For purposes of this Section 6(e), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(vii)    Notwithstanding the foregoing provisions of this Section 6(e), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 6(e). Nothing in this Section 6(e) shall be deemed to affect any rights of (1) stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (2) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation of the Corporation.
(f)    Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, at all meetings of the stockholders, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
(g)    Voting; Proxies. Except as otherwise expressly required by law or provided in the Certificate of Incorporation, each share of capital stock of the Corporation shall entitle the holder thereof to one vote. Except as provided in the next paragraph of this Section 6(g) with respect to the election of directors, any action shall be authorized by a majority of the votes cast except where the Delaware General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation and these Bylaws. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. In the election of directors, and for any other action, voting need not be by ballot.
Except as otherwise provided by these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this paragraph, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Governance Committee, or such other committee designated by the Board of Directors pursuant to these Bylaws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant. Any nominee who tenders his or her resignation pursuant to this Section 6(g) will not participate in the deliberations of the committee or the Board of Directors regarding whether to accept the resignation.
(h)    Conduct of Meetings. All meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or in his absence, by the Chief Executive Officer, or in his absence, by the President, if any, or in his absence, by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(i)    Inspectors of Election; Opening and Closing the Polls. Prior to any meeting of stockholders, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or any other officer designated by the Board of Directors shall appoint one or more inspectors, who shall have the powers and duties set forth in Section 231 of the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended or replaced, which inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
7.    Stockholder Requested Special Meetings.
(a)    In order for a special meeting of stockholders to be called pursuant to clause (ii) of Section 6(c) of this Article II (a “Stockholder Requested Special Meeting”), one or more notices requesting a special meeting of stockholders (such notice, the “Special Meeting Request”) must be signed by a holder or holders of the Requisite Percent (or their duly authorized agents) and must be delivered to the Secretary. The Special Meeting Request(s) shall be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at such meeting, (ii) bear the date of signature of each stockholder (or duly authorized agent thereof) signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s stock ledger, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (B) the class, if applicable, and the number of shares of capital stock of the Corporation that are owned of record and beneficially by each such stockholder and (C) include documentary evidence of such stockholder’s record and beneficial ownership of such stock, (iv) set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and (v) contain the information described in the third sentence of Section 6(e)(ii) of this Article II. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation.
(b)    Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these Bylaws and the Delaware General Corporation Law. In the case of a Stockholder Requested Special Meeting, such meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with applicable law (the “Meeting Date”); provided, however, that the record date for such meeting shall be fixed in accordance with Section 4(a) of this Article II and applicable law, and if the Board of Directors fails to designate a Meeting Date within ten (10) days after the record date established in accordance with Section 4(b) of this Article II, then such Meeting Date shall be the 30th day after such record date (or, if that day shall not be a business day, then on the next business day); provided, further, however, that the date of any Stockholder Requested Special Meeting shall be not more than forty-five days after such record date; and provided, further, that in the event that the Board of Directors fails to designate a time and place for a Stockholder Requested Special Meeting, then such meeting shall be held at the Corporation’s principal executive offices at 9 A.M. local time. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.
(c)    Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose stated in the Special Meeting Request(s); provided, however, that notwithstanding anything to the contrary set forth herein, the Board of Directors shall not be prohibited from submitting additional matters to the stockholders at any Stockholder Requested Special Meeting.

ARTICLE III

DIRECTORS
1.    Election of Directors. Except as provided in the Certificate of Incorporation, Section 2 of this Article III or applicable law, directors shall be elected at annual meetings of stockholders, and each director so elected shall hold office until the succeeding annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon the delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Directors need not be stockholders of the Corporation. The number of directors of the Corporation shall be determined by resolution of a majority of the Board of Directors of the Corporation.
2.    Vacancies. Vacancies on the Board of Directors shall be filled in accordance with the provisions of the Corporation’s Certificate of Incorporation.
3.    Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
4.    Meetings.
(a)    Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors shall be called by the Secretary (i) at the direction of (x) the Chairman of the Board of Directors or (y) the Chief Executive Officer, if the Chief Executive Officer is a member of the Board of Directors, or (ii) at the written request of a majority of the entire Board of Directors. Notice of a meeting of the Board of Directors, stating the place, date and hour of the meeting, shall be given to each director either by mail not less than forty-eight hours before the date of such meeting or by telephone or other means of electronic transmission not less than twenty-four hours before the date of such meeting.
(b)    Quorum and Action. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions, setting forth the action so taken, are filed with the minutes of proceedings of the Board of Directors or committee.
5.    Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5 shall constitute presence in person at such meeting.
6.    Committees. The Board of Directors shall adopt resolutions establishing an audit committee and a compensation committee. In addition, the Board of Directors may designate one or more additional committees. Each committee shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors as requested or required.
7.    Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum and/or an amount of shares of the Corporation’s stock (or options or other rights to purchase or obtain shares of the Corporation’s stock) for attendance at each meeting of the Board of Directors and/or as compensation for service as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV

OFFICERS
1.    General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board (who must be a director), a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a President and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.
2.    Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by or at the direction of the Board of Directors and/or the Compensation Committee thereof.
3.    Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or such other authorized officer of the Corporation, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
4.    Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.
5.    Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and, if a member of the Board of Directors, of the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.
6.    President. The President, who may be the same person as the Chief Executive Officer, shall have such powers and duties as generally pertain to the office of President and as the Board of Directors may from time to time prescribe, subject generally to the direction of the Board of Directors and the Executive Committee, if any. If the Chief Executive Officer and the President are not the same individual, at the request of the Chief Executive Officer or in his absence, or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. If there be no President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer, or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, such officer shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
7.    Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board may from time to time prescribe.
8.    Secretary. The Secretary shall, unless otherwise directed by the Board of Directors, attend all meetings of the Board of Directors and all meetings of stockholders, and shall record (or arrange for the recordation of) all the proceedings at each meeting of the Board of Directors and stockholders in a book or books to be kept for that purpose; the Secretary shall also perform like duties, when required, for the committees of the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
9.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
10.    Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
11.    Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.
12.    Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
13.    Outside or Private Employment. No officer or employee shall have any outside or private employment or affiliation with any firm or organization incompatible with his concurrent employment by the Corporation, nor shall he accept or perform any outside or private employment which the Chief Executive Officer of the Corporation determines will interfere with the efficient performance of his official duties.
ARTICLE V

NOTICES
1.    Notices. Whenever notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given personally or by electronic transmission in accordance with Section 232 of the Delaware General Corporation Law. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act, and Section 233 of the General Corporation Law.
2.    Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VI

GENERAL PROVISIONS
1.    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, and applicable law may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
2.    Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
3.    Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.
4.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VII

AMENDMENTS
Subject to the provisions of the Certificate of Incorporation, as such may be amended from time to time, and the provisions of the Delaware General Corporation Law, these Bylaws may be altered, amended, changed, added to or repealed in whole or in part, or new Bylaws may be adopted, by the stockholders or the Board of Directors. All such amendments must be approved by either the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereon or by a majority of the entire Board of Directors.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS
1.    Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the preceding sentence, except as otherwise provided in Section 4 of this Article VIII, the Corporation shall be required to indemnify a current or former director or officer in connection with any action, suit or proceeding (or part thereof) commenced by such director or officer only if the commencement of such action, suit or proceeding (or part thereof) by such director or officer was authorized in the specific case by the Board of Directors.
2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the preceding sentence, except otherwise provided in Section 4 of this Article VIII, the Corporation shall be required to indemnify a current or former director or officer in connection with any action, suit or proceeding (or part thereof) commenced by such director or officer only if the commencement of such action, suit or proceeding (or part thereof) by such director or officer was authorized in the specific case by the Board of Directors.
3.    Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made with respect to a person who is an officer or director at the time of such determination (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
4.    Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 4 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
5.    Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation, upon the determination by the Board of Directors, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.
6.    Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws or any agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.
7.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.
8.    Certain Definitions. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
9.    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by the Corporation pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
10.    Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 4 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
11.    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
12.    Severability. If this Article VIII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as provided above as to the expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Bylaw that shall not have been invalidated or by any other applicable law.
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